Exhibit 10.11

EXECUTION VERSION

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL

TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

AMENDMENT NO. 5 TO COKE PURCHASE AGREEMENT

THIS AMENDMENT NO. 5 TO COKE PURCHASE AGREEMENT (this “Amendment”), dated as of January 26, 2012, is made by and between HAVERHILL NORTH COKE COMPANY (“Seller”), on one hand, and ARCELORMITTAL CLEVELAND INC. (f/k/a ISG Cleveland Inc.) and ARCELORMITTAL INDIANA HARBOR LLC (f/k/a ISG Indiana Harbor Inc.) (collectively, “Purchasers”), on the other hand.

RECITALS

WHEREAS, Seller and Purchasers are parties to that certain Coke Purchase Agreement dated October 28, 2003 (as amended, modified or otherwise supplemented, the “Coke Purchase Agreement”); and

WHEREAS, Seller and Purchasers desire to amend the Coke Purchase Agreement as set forth in this Amendment.

NOW THEREFORE, in consideration of the promises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

1. Definitions. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings set forth in the Coke Purchase Agreement.

2. Amendment Effective Date. The effective date of this Amendment shall be January 1, 2012 (the “Amendment Effective Date”).

3. Variable Cost Index. Effective on and as of the Amendment Effective Date, the definition of the “Variable Cost Index” in Appendix A of the Coke Purchase Agreement is hereby deleted in its entirety and replaced by the following:

“Variable Cost Index” means the percentage change in the “Iron and steel mills and ferroalloy production: Average Weekly Earnings of Production Workers, Series ID CEU3133110030,” as published by the Bureau of Labor Statistics. The calculation shall be based upon the simple monthly average of the most recently available actual data for the twelve (12) month period preceding the applicable Contract Year. (See Exhibit A—Variable Cost Index Calculation Example.)

4. Miscellaneous.

4.1 Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

4.2 Governing Law. This Amendment shall be construed in accordance with and governed by, the laws of the State of Ohio without regard to its conflicts of law provisions, and the rights and remedies of the Parties hereunder will be determined in accordance with such laws.

4.3 Captions. The captions and headings in this Amendment are for convenience of reference purposes only and have no legal force or effect. Such captions and headings shall not be considered a part of this Amendment for purposes of interpreting, construing or applying this Amendment and will not define, limit, extend, explain or describe the scope or extent of this Amendment or any of its terms and conditions.

4.4 Terms and Conditions of the Coke Agreement. Except as expressly modified hereby, all terms and conditions of the Coke Purchase Agreement remain in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth above.

HAVERHILL NORTH COKE COMPANY

By:	/s/ P. Michael Hardesty
Name: P. Michael Hardesty Title: Vice President

ARCELORMITTAL INDIANA HARBOR LLC

By:	/s/ Om Mandhana
Name: Om Mandhana Title: Vice President

ARCELORMITTAL CLEVELAND INC.

By:	/s/ Om Mandhana
Name: Om Mandhana Title: Vice President

[AMENDMENT NO. 5 TO COKE PURCHASE AGREEMENT]

Exhibit A—Variable Cost Index Calculation Example

Average Weekly Earnings of Production Workers (Iron and Steel Mills and Ferroalloy Production) Original Data Value

Series Id:	CEU3133110030
Not Seasonally Adjusted
Super Sector:	Manufacturing
Industry:	Iron and steel mills and ferroalloy production
NAICS Code:	3311
Data Type:	AVERAGE WEEKLY EARNINGS OF PRODUCTION
Years:	2001 to 2011

Year	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct		Nov	Dec
2009	993.68	988	1016.7	1011.4	1019.84	1042	1027.3	1065.4	1068	1095.23		1106	1126
2010	1113.6	1121.43	1182	1177.79	1185.39	1161.4	1115.9	1088	1164	1160.35		1187	1200.3
2011	1134.8	1133.9	1157.2	1159.88	1151	1163	1120.8	1084.3	1068.1	1031.94	*

*	Preliminary Data

Average Oct 2009 –Sept 2010	1136.3892
Average Oct 2010 –Sept 2011	1143.3858
Adjustment rate	1.0061569
Prior Variable Cost per Ton	$ *****
Variable Cost per Ton 2012	$ *****

The Variable Cost Index shall adjust annually the Cost per Ton of Coke based upon the percentage difference between the simple monthly average of the Bureau of Labor Statistics Series ID CEU3133110030 for the most recently available 12 month period and the immediately preceding 12-month period.

Example: The 2012 Variable Cost Index is 1.00616, calculated as follows:

Most Recent 12-month Period is October 2010—September 2011 (the data for October 2011 is only projected and therefore not used in the calculation)

Simple Average of the Most Recent 12-month Period:

(1160.35 + 1187 + 1200.3 + 1134.8 + 1133.9 + 1157.2 + 1159.88 + 1151 + 1163 + 1120.8 + 1084.3 + 1068.1)/12 = 1143.39

Preceding 12-month Period: October 2009—September 2010 is the 12-month period immediately preceding the Most Recent 12-month Period (defined above).

Simple Average of the Preceding 12-month Period:

(1095.23 + 1106 + 1126 + 1113.6 + 1121.43 + 1182 + 1177.79 + 1185.39 + 1161.4 + 1115.9 + 1088 +1164)/12 = 1136.39

Variable Cost Index	=	Simple Average of the Most Recent 12-month Period
		Simple Average of the Preceding 12-month Period

	=	1143.39/1136.39
	=	1.00616

[AMENDMENT NO. 5 TO COKE PURCHASE AGREEMENT]